Exhibit 99.3

Unaudited Pro Forma Combined Financial Statements

The Unaudited Pro Forma Combined Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of Pattern Energy Group Inc. (“Pattern Energy”) and the statements of Lost Creek Wind Finco, LLC (“Lost Creek Finco”) and Lincoln County Wind Project Holdco, LLC (“Lincoln County Holdco”), to illustrate the effect of the acquisition of such entities (the “Acquisition”) and the acquisition of the Class A Shares of Lost Creek Finco, which will be purchased for $35 million pursuant to a purchase agreement (the “Lost Creek Tax Equity Buyout”). The pro forma financial statements were based on, and should be read in conjunction with, the:

•	accompanying notes to the Unaudited Pro Forma Combined Financial Statements;

•	consolidated financial statements of Pattern Energy for the year ended December 31, 2014 and for the three months ended March 31, 2015 and the notes relating thereto, included in Pattern Energy’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•	consolidated financial statements of Lost Creek Finco and Lincoln County Holdco for the year ended March 31, 2015 and the notes relating thereto, included within Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The historical audited consolidated statements of operations of Lost Creek Finco and its subsidiaries and Lincoln County Holdco and its subsidiary for the year ended March 31, 2015 have been combined with Pattern Energy’s audited consolidated statement of operations for the year ended December 31, 2014 in the Unaudited Pro Forma Combined Statement of Operations.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, including the Lost Creek Tax Equity Buyout, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Combined Statements of Operations, for the year ended December 31, 2014 and for the three months ended March 31, 2015, give effect to the Acquisition as if it occurred on January 1, 2014. The Unaudited Pro Forma Combined Balance Sheet, as of March 31, 2015, gives effect to the Acquisition as if it occurred on March 31, 2015.

As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under U.S. GAAP and the regulations of the Securities and Exchange Commission. The purchase price for the Acquisition is allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the Acquisition. The initial accounting for the Acquisition is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the Acquisition date. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing the pro forma financial statements presented herewith. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and Pattern Energy’s future results of operations and financial position.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the Acquisition been completed on the dates indicated. Pattern Energy could incur significant costs to integrate the business. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2015

(In thousands of U.S. dollars)	Pattern Energy	Lost Creek Finco	Lincoln County Holdco	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Electricity sales	$54,984	$8,098	$6,399	$(759)	(o)	$68,722
Energy derivative settlements	6,169	—	—	—		6,169
Unrealized gain on energy derivative	2,972	—	—	—		2,972
Related party revenue	803	—	—	—		803
Other revenue, net	(62)	—	—	—		(62)

Total revenue	64,866	8,098	6,399	(759)		78,604
Cost of revenue:
Project expense	25,246	2,187	1,841	—		29,274
Depreciation and accretion	29,056	3,131	2,963	1,962	(p)	37,112
Amortization of government grant deferred income	—	(898)	—	898	(q)	—

Total cost of revenue	54,302	4,420	4,804	2,860		66,386

Gross profit	10,564	3,678	1,595	(3,619)		12,218

Operating expenses:
General and administrative	6,221	32	35	—		6,288
Related party general and administrative	1,808	—	—	—		1,808

Total operating expenses	8,029	32	35	—		8,096

						—
Operating income	2,535	3,646	1,560	(3,619)		4,122

Other income (expense):
Interest expense	(17,918)	(2,737)	(778)	1,184	(r)	(20,249)
Interest rate derivative settlements	(959)	—	—	—		(959)
Unrealized loss on derivative, net	(2,441)	—	—	—		(2,441)
Equity in losses in unconsolidated investments	(3,082)	—	—	—		(3,082)
Related party income	668	—	—	—		668
Net loss on transactions	(1,284)	—	—	480	(u)	(804)
Other (expense) income, net	(324)	1	2	—		(321)
Benefits from allocated tax attributes	—	535	—	(535)	(s)	—

Total other expense	(25,340)	(2,201)	(776)	1,129		(27,188)

						—
Net (loss) income before income tax	(22,805)	1,445	784	(2,490)		(23,066)
Tax benefit	(746)	—	—	—	(t)	(746)

Net (loss) income	(22,059)	1,445	784	(2,490)		(22,320)

Net loss attributable to noncontrolling interest	(2,160)	—	(5,219)	—		(7,379)

Net (loss) income attributable to controlling interest	$(19,899)	$1,445	$6,003	$(2,490)		$(14,941)

Earnings per share information:
Cash dividends declared on Class A common shares	(23,624)					(23,624)

Net loss attributable to common shareholders	$(43,523)					$(38,565)

Weighted average number of shares:
Class A common stock - Basic and diluted	65,892,005					65,892,005
Earnings (loss) per share
Class A common stock:
Basic loss per share	$(0.30)					$(0.23)

Diluted loss per share	$(0.30)					$(0.23)

Cash dividends declared per Class A common share	$0.34					$0.34

Unaudited Pro Forma Combined Statement of Operations

For the Twelve Months Ended December 31, 2014

(In thousands of U.S. dollars)	Pattern Energy	Lost Creek Finco	Lincoln County Holdco	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Electricity sales	$245,022	$29,387	$27,425	$(3,035)	(o)	$298,799
Energy derivative settlements	13,525	—	—	—		13,525
Unrealized loss on energy derivative	(3,878)	—	—	—		(3,878)
Related party revenue	3,317	—	—	—		3,317
Other revenue, net	7,507	—	—	—		7,507

Total revenue	265,493	29,387	27,425	(3,035)		319,270
Cost of revenue:
Project expense	77,775	7,570	7,348	—		92,693
Depreciation and accretion	104,417	12,526	11,850	7,846	(p)	136,639
Amortization of government grant deferred income	—	(3,590)	—	3,590	(q)	—

Total cost of revenue	182,192	16,506	19,198	11,436		229,332

Gross profit	83,301	12,881	8,227	(14,471)		89,938

Operating expenses:
General and administrative	22,533	159	148	—		22,840
Related party general and administrative	5,787	—	—	—		5,787

Total operating expenses	28,320	159	148	—		28,627

						—
Operating income	54,981	12,722	8,079	(14,471)		61,311

Other income (expense):
Interest expense	(67,694)	(13,114)	(3,246)	1,396	(r)	(82,658)
Interest rate derivative settlements	(4,075)	—	—	—		(4,075)
Unrealized loss on derivative, net	(11,668)	—	—	—		(11,668)
Equity in losses in unconsolidated investments	(25,295)	—	—	—		(25,295)
Related party income	2,612	—	—	—		2,612
Net gain on transactions	13,843	—	—	—		13,843
Other income, net	433	2	45	—		480
Benefits from allocated tax attributes	—	2,731	—	(2,731)	(s)	—

Total other expense	(91,844)	(10,381)	(3,201)	(1,335)		(106,761)

						—
Net (loss) income before income tax	(36,863)	2,341	4,878	(15,806)		(45,450)
Tax provision	3,136	—	—	—	(t)	3,136

Net (loss) income	(39,999)	2,341	4,878	(15,806)		(48,586)

Net loss attributable to noncontrolling interest	(8,709)	—	(15,751)	—		(24,460)

Net (loss) income attributable to controlling interest	$(31,290)	$2,341	$20,629	$(15,806)		$(24,126)

Earnings per share information:
Cash dividends declared on Class A common shares	(56,976)					(56,976)
Deemed dividends on Class B common shares	(21,901)					(21,901)

Net loss attributable to common shareholders	$(110,167)					$(103,003)

Weighted average number of shares:
Class A common stock - Basic and diluted	42,361,959					42,361,959
Class B common stock - Basic and diluted	15,555,000					15,555,000
Earnings (loss) per share
Class A common stock:
Basic and diluted loss per share	$(0.56)					$(0.43)

Class B common stock:
Basic and diluted loss per share	$(0.49)					$(0.37)

Cash dividends declared per Class A common share	$1.30					$1.30

Deemed dividends per Class B common shares	$1.41					$1.41

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2015

(In thousands of U.S. dollars)	Pattern Energy	Lost Creek Finco	Lincoln County Holdco	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$243,330	$—	$—	$(102,000)	(a)	$141,330
Restricted cash	6,247	15,254	14,504	—		36,005
Trade receivables	35,020	2,576	2,172	—		39,768
Related party receivable	549	—	—	—		549
Reimbursable interconnection costs	1,909	—	—	—		1,909
Derivative assets, current	19,258	—	—	—		19,258
Current net deferred tax assets	307	—	—	—		307
Prepaid expenses and other current assets	14,280	922	163	—		15,365
Deferred financing costs, current, net of accumulated amortization	1,756	—	—	—		1,756

Total current assets	322,656	18,752	16,839	(102,000)		256,247
Restricted cash	23,133	—	—	—		23,133
Turbine advances	110,941	—	—	—		110,941
Construction in progress	57,163	—	—	—		57,163
Property, plant and equipment, net of accumulated depreciation	2,300,505	294,904	314,608	(74,979)	(b)	2,835,038
Unconsolidated investments	14,756	—	—	—		14,756
Derivative assets	49,204	—	—	—		49,204
Deferred financing costs net of accumulated amortization	4,764	5,224	522	(5,746)	(c)	4,764
Net deferred tax assets	11,097	—	—	—		11,097
Other assets	14,335	—	19,708	227	(d)	34,270
Intangible assets, net of accumulated amortization	—	—	—	97,400	(e)	97,400

Total assets	$2,908,554	$318,880	$351,677	$(85,098)		$3,494,013

Liabilities and equity
Current liabilities:
Accounts payable and other accrued liabilities	$25,248	$1,383	$1,516	$—		$28,147
Accrued construction costs	11,843	—	—	—		11,843
Related party payable	1,188	—	—	—		1,188
Accrued interest	1,237		—	—		1,237
Dividends payable	23,779	—	—	—		23,779
Derivative liabilities, current	16,498	6,292	939	(2,995)	(f)	20,734
Revolving credit facility	—	—	—	175,000	(g)	175,000
Current portion of long-term debt, net of financing costs	160,422	7,462	6,286	(6,033)	(h)	168,137
Current net deferred tax liabilities	149	—	—	—		149
Current portion of contingent liabilities	4,000	—	—	—		4,000
Current portion of deferred income from government grant	—	3,590	—	(3,590)	(i)	—

Total current liabilities	244,364	18,727	8,741	162,382		434,214
Long-term debt, net of financing costs	1,280,029	107,324	44,127	(42,866)	(h)	1,388,614
Derivative & other long-term liabilities, less current portion	25,109	31,704	—	(17,073)	(j)	39,740
Asset retirement obligations	28,721	—	1,292	5,701	(k)	35,714
Net deferred tax liabilities	23,500	—	—	—		23,500
Contingent liabilities	761	—	—	—		761
Other long-term liabilities	9,460	—	730	(730)	(l)	9,460
Deferred income from government grant, less current portion	—	86,745	—	(86,745)	(i)	—
Intangible liabilities, net of accumulated amortization	—	—	—	60,300	(e)	60,300

Total liabilities	1,611,944	244,500	54,890	80,969		1,992,303
Equity:
Capital	691	93,098	99,323	(192,421)	(m)	691
Additional paid-in capital	897,220	—	—	—		897,220
Accumulated loss	(64,525)	—	—	—		(64,525)
Accumulated other comprehensive loss	(62,432)	(18,718)	(1,312)	20,030	(m)	(62,432)
Treasury stock at cost	(998)	—	—	—		(998)

Total equity before noncontrolling interest	769,956	74,380	98,011	(172,391)		769,956
Noncontrolling interest	526,654	—	198,776	6,324	(n)	731,754

Total equity	1,296,610	74,380	296,787	(166,067)		1,501,710

Total liabilities and equity	$2,908,554	$318,880	$351,677	$(85,098)		$3,494,013

Notes to the Unaudited Pro Forma Combined Financial Statements

Note 1. Pro Forma Adjustments

(a) Represents an adjustment to reflect $67.0 million cash utilized to fund a portion of the Acquisition purchase price for the Class B Shares of Lost Creek Finco and Lincoln County Holdco, the remainder of the purchase price was funded through the use of a $175.0 million draw on an existing Pattern Energy revolving credit agreement, described in note (g). Additionally, represents an adjustment to reflect $35.0 million cash utilized to fund the entire acquisition purchase price for the Lost Creek Tax Equity Buyout.

(b) Represents an adjustment to reflect property, plant and equipment at its estimated fair value, excluding the fair value of the acquired power purchase agreements (“PPAs”), on the date of the Acquisition. The estimated fair value was determined using an income approach. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the date of the Acquisition. The fair value adjustment to property, plant and equipment, has resulted in an increase of approximately $7.6 million in annual depreciation expense, primarily to conform with Pattern Energy’s accounting policy which uses a shorter depreciable life, as compared to WCG’s accounting policy. Refer to Note (p).

(c) Represents an adjustment to remove unamortized deferred financing fees of the acquired entities as the debt was revalued under acquisition accounting.

(d) Represents an adjustment to reflect the Lincoln County Holdco deferred transmission upgrade refund at its estimated fair value on the date of the Acquisition. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the date of the Acquisition.

(e) Represents an adjustment to record the intangible asset and liability value associated with the acquired power purchase agreements (“PPAs”). The estimated fair value was determined using an income approach. The estimated remaining terms of the PPAs range from 15 to 17 years. The fair value adjustment to intangible assets and liabilities has resulted in an increase in annual amortization expense of approximately $3.0 million. Refer to Note (o).

(f) Represents an adjustment to remove the current portion of the financial liability representing the Class A Shares of Lost Creek Finco. Additionally, represents an adjustment to remove the carrying value of the Lincoln County Holdco derivatives which were not assumed in the Acquisition.

(g) Represents an adjustment to reflect $175.0 million draw on an existing Pattern Energy revolving credit agreement utilized to fund a portion of the Acquisition purchase price for the Class B Shares of Lost Creek Finco and Lincoln County Holdco. Adjustments were made in the Pro Forma Statement of Operations to reflect the estimated increase in interest expense related to these borrowings.

(h) Represents an adjustment to remove the Lincoln County Holdco project debt which was not assumed in the Acquisition. Additionally, represents the fair value adjustment to Lost Creek Finco’s long-term debt based on preliminary estimates of fair value based on market rates for similar project-level debt.

(i) Represents an adjustment to remove the Lost Creek Finco unamortized deferred income related to 1603 Government Grant received in June, 2010. In a business combination, the acquirer recognizes a liability related to deferred revenue only to the extent that the deferred revenue represents a legal performance obligation assumed by the acquirer.

(j) Represents an adjustment to reflect the Lost Creek Tax Equity Buyout. Additionally, represents the adjustment to reclassify Lost Creek Finco’s asset retirement obligation liability to be consistent with Lincoln County Holdco and Pattern Energy.

(k) Represents an adjustment to reflect asset retirement obligation liabilities at their estimated fair value on the date of the Acquisition. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the date of the Acquisition.

Notes to the Unaudited Pro Forma Combined Financial Statements

(l) Represents an adjustment to remove the carrying value of the Lincoln County Holdco derivatives and accrued interest related to debt which were not assumed in the Acquisition.

(m) Represents an adjustment to remove Lost Creek Finco and Lincoln County Holdco member’s equity.

(n) Represents an adjustment to reflect Lincoln County Holdco’s noncontrolling interest at its estimated fair value on the date of the Acquisition.

(o) Represents additional amortization expense resulting from the intangible asset and liability value associated with the acquired PPAs. The remaining terms of the PPAs range from 15 to 17 years. The estimated fair value for intangible assets and liabilities are preliminary, subject to change and could vary materially from the actual adjustment on the date of the Acquisition.

(p) Represents the increase in accretion expense resulting from the revaluation of the asset retirement obligations and the increase in depreciation expense resulting from the fair value adjustment to property, plant and equipment, has resulted in an increase of approximately $7.6 million in annual depreciation expense, primarily to conform with Pattern Energy’s accounting policy which uses a shorter depreciable life, as compared to WCG’s accounting policy.

(q) Represents an adjustment to remove amortization expense of Lost Creek Finco’s deferred income related to 1603 Government Grant received in June, 2010.

(r) Represents an adjustment to remove interest expense related to Lincoln County Holdco’s project debt which was not assumed in the Acquisition. Additionally, represents the adjustment to remove amortization expense of Lost Creek Finco’s and Lincoln County Holdco’s deferred financing fees, the adjustment to increase interest expense related to the debt incurred to finance the Acquisition, an increase of interest expense related to purchase accounting fair value adjustments for the Lost Creek Finco debt assumed, the adjustment to reflect losses on derivatives that were deemed not to meet the effectiveness requirements under business combination re-assessment per ASC 815 and the adjustment to remove interest accretion expense related to the financial liability representing the Class A Shares of Lost Creek Finco, which will be purchased for $35.0 million pursuant to a purchase agreement.

(s) Represents an adjustment to remove the tax benefits allocated to the carrying value of the financial liability representing the Class A Shares of Lost Creek Finco, which will be purchased for $35.0 million pursuant to a purchase agreement.

(t) Pro forma Income tax provision (benefit) represents management’s assumption that pro forma net deferred tax assets would have been fully offset by a valuation allowance and thus no pro forma adjustments to Income tax provision (benefit) would result from the Acquisition.

(u) Represents an adjustment to remove the non-recurring transaction costs directly related to the Acquisition reflected in the historical financial statements of Pattern Energy.

Notes to the Unaudited Pro Forma Combined Financial Statements

Note 2. Basis of Pro Forma Presentation

The Unaudited Pro Forma Combined Statements of Operations, for the year ended December 31, 2014 and for the three months ended March 31, 2015, give effect to the Acquisition as if it occurred on January 1, 2014. The Unaudited Pro Forma Combined Balance Sheet, as of March 31, 2015, gives effect to the Acquisition as if it occurred on March 31, 2015.

The pro forma financial statements have been derived from the historical financial statements of Pattern Energy, Lost Creek Finco and Lincoln County Holdco that are included elsewhere in this filing. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

The pro forma financial statements were prepared using the acquisition method of accounting under U.S. GAAP. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. Because acquisition accounting is dependent upon certain valuations and other studies that must be completed subsequent to the Acquisition date, there is not currently sufficient information for a definitive measurement. Therefore, the pro forma financial statements are preliminary and have been prepared solely for the purpose of providing unaudited pro forma financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and Pattern Energy’s combined future results of operations and financial position. The Acquisition is reflected in the pro forma financial statements as being accounted for based on the accounting guidance for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 3 to the pro forma financial statements. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements use estimates based on key assumptions of the Acquisition, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined after the Acquisition is completed and the final amounts recorded for the Acquisition may differ materially from the information presented in these pro forma financial statements.

The Unaudited Pro Forma Combined Financial Statements do not reflect any cost savings from operating efficiencies or synergies that could result from the Acquisition.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, we have applied the accounting guidance for fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 3. Preliminary Purchase Price Allocation

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Lost Creek Finco’s and Lincoln County Holdco’s assets and liabilities, and the Lost Creek Tax Equity Buyout, at the Acquisition date. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Combined Balance Sheet primarily because power market prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the Acquisition compared to the amounts assumed in the pro forma adjustments. The following is a summary of the fair value of net assets acquired:

(in thousands of U.S. dollars)	Preliminary Purchase Price Allocation
Restricted cash	$19,880
Accounts receivable, prepaids and other current assets	9,586
Property, plant and equipment	541,299
Intangible assets, net	37,100
Other assets	19,935

Total assets acquired	$627,800

Accounts payable, accrued expenses and other current liabilities	3,539
Long-term debt, including current portion	116,301
Other long-term liabilities	6,993
Derivative liabilities, including current portion	18,867

Total liabilities assumed	$145,700

Non-controlling interests	205,100

Fair value of net assets acquired	$277,000